UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2008

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)       Euronet Worldwide, Inc. (“Euronet” or the “Company”) announced that Miro I. Bergman, Executive Vice President and Chief Operations Officer of the Company’s Prepaid Segment, will be resigning from these positions effective May 1, 2008. After 11 successful years in Europe with Euronet, Mr. Bergman is returning to the United States for personal reasons and will be significantly reducing his business activities. Mr. Bergman will continue to be an employee of the Company and to act, on a limited basis, as an advisor to the CEO and executive management team for 12 months. The Company currently anticipates that Mr. Bergman will return to Euronet full-time at some point in 2009 or 2010.

The Company intends to replace Mr. Bergman as Chief Operations Officer of the Prepaid Segment through internal recruitment.

In connection with Mr. Bergman’s resignation as Executive Vice President, the Company and Mr. Bergman intend to enter into an Amended and Restated Employment Agreement, which will amend and supersede the existing Employment Agreement dated June 1, 2003 between the parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman Executive Vice President - General Counsel

Date: April 7, 2008